UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2026

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 203-6092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	WGRX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Termination of Settlement Agreement

On April 3, 2026, Wellgistics Health, Inc. (the “Company”) delivered written notice to Silverback Capital Inc. terminating that certain Settlement Agreement and Stipulation, dated January 28, 2026 (the “Settlement Agreement”), previously entered into between the Company and Silverback Capital Inc.

The Settlement Agreement contemplated the issuance of shares of the Company’s common stock in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended.

Prior to termination, the Company issued an aggregate of 6,866,000 shares of its common stock pursuant to the Settlement Agreement.

As a result of the termination:

●	the Settlement Agreement is no longer in effect;

●	no additional shares will be issued by the Company pursuant to the Settlement Agreement or in reliance upon Section 3(a)(10); and

●	Silverback Capital Inc. has been requested to return all rights, title and interest in and to any unpaid claims to the applicable creditors.

The Company and Silverback Capital Inc. have no further obligations under the Settlement Agreement.

Item 8.01 Other Events

The Company has elected to terminate the previously disclosed settlement structure in order to pursue alternative strategic and financing initiatives. The termination eliminates potential future dilution associated with the Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2026	WELLGISTICS HEALTH, INC.

	By:	/s/ Prashant Patel
Prashant Patel, President